EXHIBIT 10.1

SECOND AMENDMENT TO

ASSIGNMENT AND EXCLUSIVE CROSS-LICENSE AGREEMENT

THIS SECOND AMENDMENT TO ASSIGNMENTAND  EXCLUSTVE  CROSS-LICENSE

AGREEMENT (the "Second Amendment") is entered into effective as of May 24, 2022 (the "Effective Date") by and between AEGEA BIOTECHNOLOGIES, a California corporation ("Aegea"), and BIOCEPT, INC., a Delaware corporation ("Biocept").

RECITALS

WHEREAS, Aegea and Biocept are parties to that ce1tain Assignment and Exclusive Cross-License Agreement, made and effective JW1e 2, 2012 (the "Agreement"); and

WHEREAS, Biocept wishes to limit costs and expenses related to the shared intellectual property related to the Switch-Blocker technology described in the Agreement and as set forth in the attached Exhibit A; and

WHEREAS, Biocept desires to have sufficient rights to provide for its own use of the Switch-Blocker technology in the United States, and

WHEREAS, Biocept does not have an interest in any rights related to the Primer-Switch technology described in the Agreement and as further set forth on the attached Exhibit A; and

WHEREAS, Aegea and Biocept believe that it would be in their mutual best interest to amend the Agreement by modifying it as set fotth in this Second Amendment.

NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Second Amendment, the pa1ties hereto agree as follows:

AGREEMENT

1.Amendment to Section 4.1. The parties mutually agree that the Agreement is amended, effective as of the Effective Date above, by amending Section 4.1 to add a new section 4.1(d) as follows:

(d) Notwithstanding anything to the contrary herein, and solely with regard to the Switch Blocker Patents and the Primer Switch Patents, Aegea shall be solely responsible for the preparation, filing, prosecution and maintenance of the Switch Blocker Patents and the Primer Switch Patents, and any future related patents, including any interferences, reissue proceedings and re-examinations, using counsel of its own choosing, and Aegea shall pay for all fees and costs for such preparation, prosecution, and maintenance. Aegea is not required to consult with or inform Biocept of progress with regard to the preparation, filing, prosecution and maintenance of Switch Blocker Patents or Primer Switch Patents."

2.Amendment to Definitions. The parties mutually agree that the Agreement is amended to change the definition of Joint Patents, and to add the definitions for Switch Blocker Patents and Primer Switch Patents, as follows:

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"Joint Patents" shall mean the Group A Patents and the Group B Patents, excluding the Switch Blocker Patents and the Primer Switch Patents, as defined in the Second Amendment.

"Primer Switch Patents" shall mean the Primer Switch technology and patents, all as described in the Agreement and more specifically set fmih in the attached Exhibit A under the heading Methods for Detecting Nucleic Acid Sequence Variants -Primer Switch.

"Switch Blocker Patents" shall mean the Switch Blocker technology and patents, all as described in the Agreement and more specifically set forth in the attached Exhibit A under the heading Methods for Detecting Nucleic Acid Sequence Variants - Switch Blocker.

3.Amendment to Section 3.2. The pa1iies mutually agree that the Agreement is amended to add a new Section 3.2(a), which shall read as follows:

(a)"Aegea also hereby grants and Biocept hereby accepts an iJTevocable, worldwide, non-exclusive, royalty-free license, without the right to sublicense, to use the Switch Blocker Patents (US 9,834,817, claims 1-23 and claims 26-30; and conesponding claims related to foreign equivalents), for all uses and applications for real-time PCR, Sanger sequencing and Next Generation Sequencing (NGS), and combinations thereof, in the field of oncology, wherein assays are used to inform patient treatment decisions, and wherein the sample types are tissue, whole blood, bone man-ow, and cerebral spinal fluid (CSF), for Biocept to make, use, impmt, and to perfonn and provide laboratory services using the Switch Blocker Patent, provided however, that solely for the sample type of CSF, the License shall be exclusive for the first three (3) years after the Effective Date of the Second Amendment. Upon•a change of control of Biocept, the te1Titory of the license shall change from worldwide to only the United States, Brazil, and Mexico. For clarity, this license is limited to the fow- sample types specified above, and Aegea reserves its rights for all other sample types for all uses, subject to the licenses granted by Aegea to Biocept pursuant to this Agreement."

4.Amendment to Section 4.2. The parties mutually agree that the Agreement is amended to add at the end of Section 4.2 the following sentence:

"Biocept shall make available to Aegea all of its internal data and information related to Biocept's use of Switch-Blocker and Primer-Switch constmcts."

5.Other Terms and Conditions. Except as expressly modified by this Amendment the Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrnment. All capitalized terms shall have the same meaning as ascribed to them in the Agreement, unless specifically stated otherwise in this Amendment. Should there be any conflict, inconsistency, or contradiction between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the paiiies agree that the terms and conditions of this Second Amendment shall control and prevail.

DOCS 117262-000001/3834569.5

Exhibit A

SWITCH BLOCKER PATENTS AND PRIMER SWITCH PATENTS

[SEE ATTACHED]

DOCS 117262-000001/3834569.5

APRIL 29, 2022

Switch-Blocker and Primer-Switch IP

METHODS FOR DETECTING NUCLEIC ACID SEQUENCE VARIANTS---SWITCH-BLOCKER

Lyle J. Arnold

Jurisdiction Filing ApplicationIssue DatePatent Number Term Extension United States05/04/201161/482,576 N/A N/AN/A

United States 03/15/2013 13/841,842 12/05/2017 9,834,817 192 days United States 07/13/2020 16/927,353 Pending TB□ TB□ Australia05/04/2012201225051612/18/20172012250516N/A

Australia02/21/20202020201291 PendingTBDN/A Brazil05/04/2012 11201302829603/24/2020112013028296-7 N/A

China05/04/201220128003229303/20/2018103635593N/A

Europe	05/04/20122012077944507/11/20182705162N/A (BE, CH, DE, FR, GB, IE, IT)

Japan05/04/20122014-50950109/21/186404118N/A

Japan07/10/20202020119137PendingTB□N/A

Hong Kong05/04/201214108978.308/09/20191195591N/A

Korea05/04/20122013-703206008/7/20192010601N/A

Korea05/04/20122021-7014073PendingTB□NIA

METHODS FOR DETECTING NUCLEIC ACID SEQUENCE VARIANTS---PRIMER-SWITCH

Lyle J. Arnold

JurisdictionFilingApplicationIssue DatePatent Number Term Extension

United States10/30/201715/796,98208/18/2020 10,745,7490 days United States10/30/201716/927,353 PendingTB□ N/A

Australia05/04/2012201726848603/05/20202017268486N/A

China	05/04/2012201810150712PendingTB□N/A Europe05/04/201220180172421PendingTB□N/A

Japan05/04/20122018-08052607/14/206734887N/A

Korea05/04/20122019-702298205/10/20212252447N/A

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized officers as of the Effective Date.

Biocept, Inc.

By:(Y\),J/

Michael Terry Its: Sr. Vice President

Aegea  Biotechnologies, Inc.

By:

Stella M. Sung, Ph.D.

Its: CEO

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